                                                                   EXHIBIT 10.1



                         FORM OF MANAGEMENT AGREEMENT


     THIS AGREEMENT, dated as of ___________, 1997 by and among IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP., a Maryland corporation ("ICCMIC" and together with its subsidiaries, the "Company"), and IMPERIAL CREDIT ASSET MANAGEMENT CORPORATION, a California corporation (the "Manager");

                                  WITNESSETH:

     WHEREAS, the Company intends to invest in Mortgage Loans, MBS Interests, Real Property and Non-Real Estate Assets ("REIT Investments") and expects to qualify for the tax benefits of a real estate investment trust (a "REIT") accorded by Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Company desires to retain the Manager to advise and counsel the Company as to the acquisition and sale of, and to otherwise manage the investments of, the Company and to perform administrative services for the Company in the manner and on the terms set forth herein;

     NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1. Definitions.  Capitalized terms used but not defined herein
                -----------
shall have the respective meanings assigned them in the Prospectus of ICCMIC dated _________, 1997. In addition, the following terms shall have the following:

     (a) "Agreement" means this Management Agreement, as amended from time to time.

     (b) "Closing Date" means the date of closing of the Company's initial public offering of Common Stock.

     (c) "Governing Instruments" means the charter and bylaws in the case of a corporation, or the partnership agreement in the case of a partnership.

     (d) "Subsidiary" means any subsidiary of the Company and any partnership, a general partner of which is the Company or any subsidiary of the Company.

     SECTION 2. Duties of the Manager.
                ------ -- --- -------

     (a) The Manager at all times will be subject to the supervision of ICCMIC's Board of Directors (the "Board of Directors") and will have only such functions and authority as the Company delegates to it. The Manager will advise the Board of Directors as to the activities and operations of the Company. The Manager shall be responsible for the day-to-day business affairs of the Company pursuant to the authority granted to it by the Board of Directors under this Agreement, and the Manager will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be directed by the Board of Directors or as the Manager otherwise considers appropriate, including:

          (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy Guidelines by the Board of Directors;

          (ii) advising and representing the Company in connection with the acquisition and commitment to acquire assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets;

          (iii) advising the Company regarding, and arranging for, (a) the issuance of CMOs collateralized by the Company's Mortgage Loans, (b) reverse repurchase agreements on the Company's MBS Interests, and (c) other borrowings, as appropriate;

          (iv) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

          (v) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

          (vi) providing executive and administrative personnel, office space and office services required in rendering services to the Company; administering the day-to-day operations of the Company; and performing and supervising the performance of such other administrative functions necessary in the management of the Company, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

          (vii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

          (viii) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans sold to the Company and arranging for the monitoring and administering of such servicers;

          (ix) counseling the Company in connection with policy decisions to be made by the Board of Directors;

          (x) engaging in hedging activities on behalf of the Company which are consistent with the Company's status as a REIT and with the Guidelines;

          (xi) upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any money of the Company;

          (xii) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining exemption from that Act;

          (xiii) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder; and

          (xiv) counseling the Company as to compliance with all applicable laws, including those that would require the Company to qualify to do business in particular jurisdictions.

     (b) Portfolio Management.  The Manager will perform portfolio management
         --------------------
services on behalf of the Company with respect to the Company's investments. Such services will include, but not be limited to, consulting the Company on purchase, sale and other opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter

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into subcontracts with other parties, including Imperial Credit and its affiliates, to provide any such services to the Company.

     (c) Monitoring of Primary Servicing.  The Manager will monitor and
         -------------------------------
administer the loan servicing activities provided by servicers of the Company's Mortgage Loans, other than loans pooled to collateralize MBS Interests or pledged to secure MBS Interests. Such monitoring and administrative services will include, but not be limited to, the following activities: serving as the Company's consultant with respect to the servicing of loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to the Manager or the Company by servicers; periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the servicing agreement and, if deemed appropriate, recommending to the Company the termination of such servicing agreement; acting as a liaison between servicers and the Company and working with servicers to the extent necessary to improve their servicing performance; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to the Mortgage Loans; review of servicers' delinquency, foreclosing and other reports on Mortgage Loans; advising as to and supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans from the Company.

     (d) Monitoring of Special Servicing.  The Manager will perform monitoring
         -------------------------------
services on behalf of the Company with respect to loan servicing activities provided by third parties and with respect to the Company's rights to service the Company's portfolio of Special Servicing rights. Such monitoring services will include, but not be limited to: negotiating Special Servicing agreements; acting as liaison between the servicers of the Mortgage Loans and the Company; review of servicer's delinquency, foreclosures and other reports on Mortgage Loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans.

     (e) Efforts.  The Manager agrees to use commercially reasonable efforts at
         -------
all times in performing services for the Company hereunder.

     SECTION 3. Additional Activities of Manager.  Nothing herein shall limit or
                --------------------------------
restrict the right of the Manager or any of its officers, directors, employees or Affiliates to engage in any business or to render services of any kind to any other person including the purchase of, or rendering advice to others purchasing, assets that meet the Company's policies and criteria, except that the Manager may not manage or advise another REIT or other entity that invests or intends to invest primarily in commercial and multifamily Mortgage Loans or subordinated CMBS Interests. Moreover, the Manager shall require its President, Senior Vice Presidents and certain other executive officers to execute non-compete agreements that will preclude them from leaving the Manager and, subject to the geographic, time and other limitations, if any, that may be set forth therein, forming or joining another REIT that invests or intends to invest primarily in commercial and multifamily Mortgage Loans or subordinated CMBS Interests.

     Directors, officers, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company or any of its Subsidiaries, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company's or any of its Subsidiaries' Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

     SECTION 4. Commitments.  In order to meet the investment requirements of
                -----------
the Company, as determined by the Board of Directors from time to time, the Manager agrees at the direction of the Board of Directors to issue on behalf of the Company commitments on such terms as are established by the Board of Directors, for the acquisition by the Company of assets.

     SECTION 5. Bank Accounts.  At the direction of the Board of Directors, the
                -------------
Manager may establish and maintain one or more bank accounts in the name of ICCMIC or any of its subsidiaries, and may collect and deposit funds into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render

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appropriate accountings of such collections and payments to the Board of
Directors and, upon request, to the auditors of ICCMIC or any of its subsidiaries.

     SECTION 6. Records; Confidentiality.  The Manager shall maintain
                -------  ---------------
appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company or any of its Subsidiaries at any time during normal business hours. The Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to nonaffiliated third parties except with the prior written consent of the Board of Directors or as may be required by law or order of a court or other tribunal having requisite jurisdiction.

     SECTION 7. Obligations of Manager.
                ----------------------

     (a) The Manager shall require each seller or transferor of assets to be acquired by the Company to make such representations and warranties regarding such assets as may be directed by the Board of Directors, or, if no such directions are given, as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as may be directed by the Board of Directors, or, if no such directions are given, as it deems necessary or appropriate with regard to the protection of the Company's assets.

     (b) The Manager shall refrain from any action that, in its sole judgment made in good faith, would adversely affect the status of ICCMIC as a REIT, or as exempt from regulation under the Investment Company Act or that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any of its Subsidiaries or that would otherwise not be permitted by their respective Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company or any of its Subsidiaries, the Independent Directors, or ICCMIC's or any of its subsidiaries' stockholders or partners for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

     SECTION 8. Compensation.
                ------------

     (a) Commencing with the first fiscal quarter after the Closing Date, the Company shall pay to the Manager, for services rendered under this Agreement, a base management fee calculated as a percentage of the Average Invested Assets of the Company for such quarter (pro rated based on the number of days elapsed during any partial fiscal quarter), and equal to 1% per annum of the first $1 billion of such Average Invested Assets, 0.75% of the next $250 million of such Average Invested Assets, and 0.50% of Average Invested Assets above $1.25 billion.

     (b) The Company shall pay to the Manager incentive compensation for each fiscal quarter in an amount equal the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations of the Company (before the incentive fee) per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus four percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter. "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

     (c) The Manager shall compute the compensation payable under Sections 8(a) and 8(b) of this Agreement within 45 days after the end of each fiscal quarter. A copy of the computations made by the Manager to calculate its compensation shall thereafter promptly be delivered to the Board of Directors and, upon such delivery, payment of the compensation earned under Sections 8(a) and 8(b) of this Agreement shown therein shall be due and payable within 60 days after the end of such fiscal quarter.

     (d) The Manager may charge the Company for any out of pocket expenses that the Manager incurs in connection with employing third parties to conduct due diligence on assets considered for purchase by the Company.

     (e) The Company is granting to the Manager and directors and executive officers of the Manager and certain other persons options (the "Options") to purchase 2,000,000 shares of common stock of the Company (2,300,000 shares if the Underwriters exercise in full their overallotment option) at a price per share equal to the initial offering price therefor pursuant to the terms of the Company's 1997 Stock Option Plan. One-third of the Options so granted to the Manager and its directors and executive officers will be exercisable by them on each of the first three anniversaries of the Closing Date of the initial public offering of the Company's Common Stock, and unexercised Options shall terminate on the tenth anniversary of that Closing Date.

     SECTION 9. Expenses of the Company.  The Company or any Subsidiary shall
                -----------------------
pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf.

     SECTION 10. Calculations of Expenses.  Expenses incurred by the Manager on
                 ------------------------
behalf of the Company shall be reimbursed quarterly to the Manager within 60 days after the end of each quarter. The Manager shall prepare a statement documenting the expenses of the Company and those incurred by the Manager on behalf of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

     SECTION 11. Limits of Manager Responsibility.  The Manager assumes no
                 --------------------------------
responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, its directors, officers, stockholders and employees under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties. The Company and its Subsidiaries shall reimburse, indemnify, defend and hold harmless the Manager, its stockholders, directors, officers and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, (including attorneys' fees) in respect of or arising from any acts or omissions of the Manager, its stockholders, directors, officers and employees made in good faith in the performance of the Manager's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

     SECTION 12. No Joint Venture. The Company and the Manager are not partners
                 ----------------
or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

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

     SECTION 13. Term.  This Agreement shall continue in force and effect until
                 ----
_________________, 1999, subject to being terminated for cause as provided in
Section 14 herein. After _______________, 1999, the term of this Agreement may be extended with the consent of the Manager and with the affirmative vote of a majority of the Independent Directors. Each extension shall be executed in writing by all parties hereto before the expiration of this Agreement or, if applicable, the most recent extension thereof. Each such extension shall be effective for a period of one year. At any time after ________, 1999, this Agreement may be terminated without cause by a majority vote of the Independent Directors, which termination shall first become effective as of the 60th day after the receipt by the Manager of a written notice of such termination from the Company. A failure to extend the term of this Agreement at the expiration of its term (or, if the term of this Agreement shall have been extended pursuant to this Section 13, at the expiration of the most recent extension) shall be deemed for all purposes of this Agreement to be a termination of this Agreement pursuant to this Section 13. If this Agreement is terminated pursuant to this
Section 13, the unvested Options granted to the Manager and directors and executive officers of the Manager pursuant to Section 8(e) shall continue to vest in the manner described in Section 8(e) and in the Company's 1997 Stock Option Plan.

     SECTION 14. Termination for Cause.  This Agreement, or any extension
                 ---------------------
hereof, may be terminated by either party for cause immediately upon written notice, (i) by a majority vote of the Independent Directors in the case of termination by the Company, or (ii) by a majority vote of the directors of the Manager, in the case of termination by the Manager. Grounds for termination for cause will occur with respect to a party if:

          (i) Such party shall have violated any provision of this Agreement and, after notice of such violation, shall not have cured such default within 30 days; or

          (ii) There is entered an order for relief or similar decree or order with respect to the other party by a court having jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or the other party (A) admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (B) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the other party or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the other party and continue undismissed for 30 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the other party without such authorization, application or consent and are approved as properly instituted and remain undismissed for 30 days or results in adjudication of bankruptcy or insolvency; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 30 days.

     Each party agrees that if any of the events specified in this Section 14 shall occur, it will give prompt written notice thereof to the other party's Board of Directors after the happening of such event.

     If this Agreement is terminated pursuant to this Section 14, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 16 of this Agreement. Upon the proper termination of this Agreement pursuant to this Section 14, the Options granted to the Manager and directors and executive officers of the Manager pursuant to Section 8(e) that are unvested as of the date of termination shall expire.

     SECTION 15. Buyout of Agreement.  If, at any time after __________________,
                 -------------------
1999, this Agreement is not renewed by the Company, or if this Agreement is terminated by the Company at any time pursuant to Section 13 of this Agreement, then the Company, in addition to its obligations under Section 16, shall pay the Manager a termination fee determined by an independent appraisal. Such appraisal shall be conducted by a

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nationally-recognized appraisal firm mutually agreed upon by the parties and the costs of such appraisal shall be borne equally by the parties. If the parties are unable to agree upon such appraisal firm within 30 days following notice of termination or, in the event of non-renewal, the termination date, then each party shall as soon as reasonably practicable, but in no event more than 45 days following notice of termination or, in the event of non-renewal, the termination date, choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 10% of the higher of the two appraisals, the termination fee shall be deemed to be the average of the appraisals as prepared by each party's chosen appraiser, and (ii) if these two appraisals differ by more than 10% of such higher amount, the two appraisers together shall, as soon therafter as is reasonably practicable but in no event more than 45 days after the date of the later of such two appraisals, select a third appraisal firm to conduct an appraisal. If they are unable to agree as to the identity of such third appraiser within such 45 day period, either party can request that the American Arbitration Association ("AAA") select the third appraiser, and in that event the appraiser selected by the AAA shall be the third appraiser. The termination fee shall be the amount determined by such third appraiser, but in no event less than the lower of the two initial appraisals or more than the higher of such two initial appraisals. Each party shall pay the costs of the appraiser chosen by it, and each party shall pay one half of the costs of the third appraiser. Any appraisal conducted hereunder shall be performed no later than 45 days following selection of the appraiser or appraisers. The Company's obligation to pay the termination fee pursuant to this
Section 15 shall survive the expiration or earlier termination of this Agreement.

     SECTION 16. Assignment; Subcontract.
                 -----------------------

          (a) This Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is to a corporation, association, trust or other organization which shall acquire the property and carry on the business of the Manager, if at the time of such assignment a majority of the voting stock of such assignee organization shall be owned, directly or indirectly, by Imperial Credit or unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors. Such an assignment shall bind the assignee hereunder in the same manner as the Manager is bound hereunder and, to further evidence its obligations hereunder ,the assignee shall execute and deliver to the Company a counterpart of this Agreement. This Agreement shall not be assignable by the Company without the consent of the Manager, except in the case of assignment by the Company to a REIT or other organization which is a successor (by merger, consolidation or purchase of assets) to the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

          (b) Notwithstanding the foregoing, the Company and the Manager agree that the Manager may enter into a subcontract with any third party, which third party shall be approved by the Company's Board of Directors, pursuant to which such third party will provide such of the management services required hereunder as the Manager deems necessary, and the Company hereby consents to the entering into and performance of such subcontract; provided, however, that no such arrangement between the Manager and any third party shall relieve the Manager of any of its duties or obligations hereunder.

     SECTION 17. Action Upon Termination.  From and after the effective date of
                 -----------------------
termination of this Agreement pursuant to Sections 13 or 14 hereof, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if such termination is not pursuant to Section 14, the termination fee determined pursuant to Section 15 and, if applicable, the unvested Options granted to the Manager and directors and executive officers of the Manager pursuant to Section 8(e) shall vest in the manner described in Section 8(e) and in the Company's 1997 Stock Option Plan. The Manager shall forthwith upon such termination deliver to the Board of Directors all funds and property, documents, corporate records, reports and software of the Company or any Subsidiary of the Company then in the custody of Manager.

     SECTION 18. Release of Money or Other Property Upon Written Request.  The
                 -------------------------------------------------------
Manager agrees that any money or other property of the Company and its Subsidiaries held by the Manager under this Agreement shall be held by the Manager as custodian for the Company and its Subsidiaries, and the Manager's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company and its Subsidiaries. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any such Subsidiary, respectively, any money or other property then held by the Manager for the account of the Company or any such Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any of its Subsidiaries within a reasonable period of time, but in no event later than 60 days following such request. The Manager shall not be liable to the Company, the Independent Directors, or the Company's or any of its Subsidiaries' stockholders or partners for any acts performed or omissions to act by the Company or any of its Subsidiaries in connection with the money or other property released to the Company or any of its Subsidiaries in accordance with this Section. The Company and its Subsidiaries jointly and severally shall indemnify, defend and hold harmless the Manager, its directors, officers, stockholders and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company or any of its Subsidiaries in accordance with the terms of this Section 17 of this Agreement. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 11 of this Agreement.

     SECTION 19. Representations and Warranties.
                 ------------------------------

     (a) The Company hereby represents and warrants to the Manager as follows:

     (i) Each of ICCMIC and ICMSC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation, each of them has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole. The Company does not do business under any fictitious business name.

     (ii) Each of ICCMIC and ICMSC has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of each of ICMIC and ICMSC, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on ICMIC or any of its subsidiaries, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on ICCMIC or any of its subsidiaries, or the Governing Instruments of, or any securities issued by ICCMIC or any of its subsidiaries, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which ICMIC or any of its subsidiaries is a party or by which ICMIC or any of its subsidiaries, or any of their respective assets, may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of ICMIC and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

     (b) The Manager hereby represents and warrants to the Company as follows:

     (i) the Manager is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole. The Manager does not do business under any fictitious business name.

     (ii) The Manager has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize, execute and deliver this Agreement and perform all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution and delivery of this Agreement and the performance all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

     (iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the Governing Instruments of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

     SECTION 20. Notices.  Unless expressly provided otherwise herein, all
                 -------
notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

     (a) If to the Company:

                Imperial Credit Commercial Mortgage Investment Corp. c/o Imperial Credit Industries, Inc.
                22550 Hawthorne Boulevard, Bldg. One, Suite 110
                Torrance, California 90505
                Attention: Mark S. Karlan, President

                with a copy given in the manner prescribed above to:

                Jay A. Shafran, Esq.
                Sonnenschein Nath & Rosenthal
                601 South Figueroa Street
                Suite 1500
                Los Angeles, California  90017

     (b) If to the Manager:

                Imperial Credit Asset Management Corp.

                c/o Imperial Credit Industries, Inc.
                22550 Hawthorne Boulevard, Bldg. One, Suite 110
                Torrance, California 90505
                Attention: Mark S. Karlan, President

                with a copy given in the manner prescribed above to:

                J. A. Shafran, Esq.
                Sonnenschein Nath & Rosenthal
                601 South Figueroa Street
                Suite 1500
                Los Angeles, California  90017

     Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 20 for the giving of notice.

     SECTION 21. Entire Agreement.  This Agreement contains the entire agreement
                 ----------------
and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     SECTION 22. Binding Nature of Agreement; Successors and Assigns.  This
                 ---------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

     SECTION 23. Third Party Beneficiaries.  This Agreement shall be binding
                 -------------------------
upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 24. Schedules and Exhibits.  All Schedules and Exhibits referred to
                 ----------------------
herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

     SECTION 25. Indulgences, Not Waivers.  Neither the failure nor any delay on
                 ------------------------
the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     SECTION 26. Costs and Expenses.  Each party hereto shall bear its own costs
                 ------------------
and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incidental thereto.

     SECTION 27. Titles Not to Affect Interpretation.  The titles of paragraphs
                 -----------------------------------
and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

     SECTION 28. Execution in Counterparts.  This Agreement may be executed in
                 -------------------------
any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     SECTION 29. Provisions Separable.  The provisions of this Agreement are
                 --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     SECTION 30. Gender.  Words used herein regardless of the number and gender
                 ------
specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     SECTION 31. Computation of Interest.  Interest will be computed on the
                 -----------------------
basis of a 360-day year consisting of twelve months of thirty days each.

     SECTION 32. Profesional Fees. If any party becomes involved in litigation
                 ----------------
(including bankruptcy proceedings) or arbitration against any other party arising out of or relating to this Agreement, the court in the litigation (including bankruptcy proceedings) or arbitrator in the arbitration shall award legal expenses (including, but not limited to attorneys' fees, court costs and other legal expenses) to the prevailing party. The award for legal expenses shall not be computed in accordance with any court schedule, but shall be as necessary to fully reimburse all attorneys' fees and other legal expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate for all the attorneys' fees and other legal expenses paid in good faith. For the purpose of this Agreement, the terms "attorneys' fees" or "attorneys' fees and costs" shall mean the reasonable fees and expenses of counsel to the parties hereto (including, without limitation, the cost of in-house counsel employed by such party, such cost to be determined by imputing a cost for those services commensurate with such counsel's skills and experience), which may include printing, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.\\

     SECTION 33. Controlling Law.  This Agreement and all questions relating to
                 ---------------
its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, notwithstanding any California or other conflict-of-law provisions to the contrary.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         IMPERIAL CREDIT COMMERCIAL MORTGAGE
                                         INVESTMENT CORP.


                                         By:
                                             -------------------------------
                                             Its:

                                      IMPERIAL CREDIT MORTGAGE SECURITIZATION
                                      CORP.


                                      By:
                                          -----------------------------------
                                          Its: ------------------------------


                                      IMPERIAL CREDIT ASSET MANAGEMENT
                                      CORPORATION


                                      By:
                                          -----------------------------------
                                          Its: ------------------------------